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                                                                      EXHIBIT 21

                                 SUBSIDIARY LIST

As of November 17, 2000

                                                 STATE OF                                   OWNERSHIP
                NAME OF SUBSIDIARY             ORGANIZATION          OWNED BY              PERCENTAGE
-------------------------------------------------------------------------------------------------------
American Healthways Services, Inc.                  DE        American Healthways, Inc.       100%

Arthritis and Osteoporosis Care Center, Inc.        DE        American Healthways, Inc.       100%

American Healthways Management, Inc.                DE        American Healthways, Inc.       100%